Exhibit 10.61
IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

ZEBRA® PARTNERCONNECT PROGRAM
AMENDMENT TO PARTNERCONNECT™ EVM DISTRIBUTION AGREEMENT

THIS AMENDMENT ("Amendment") is entered between:

Symbol Technologies, LLC. (formerly known as Symbol Technologies, Inc.), a corporation formed under Delaware law with an office at One Zebra Plaza Holtsville, NY 11742 ("Symbol”); and
Zebra Technologies International, LLC, with an office at 3 Overlook Point, Lincolnshire IL 60069
(“ZTI”)

Zebra Technologies do Brasil - Comércio de Produtos de Informática Ltda., a company incorporated and organized under the laws of Brazil, with offices at Av. Magalhães de Castro, 4800, sala 72-A, Cidade Jardim, CEP 05676-120, São Paulo, SP (“Zebra Brazil”)
(collectively “Zebra”)

And

ScanSource, Inc., a company incorporated in South Carolina, with its registered office at 6 Logue Court, Greenville, South Carolina 29615 (“ScanSource").
ScanSource Latin America, Inc. a ScanSource Affiliate incorporated in Florida, whose registered business address is 1935 NW 87 Avenue, Miami, Florida 33172 (“ScanSource Latin America”)
CDC Brazil Distribuidora de Technologias Especiais Ltda., a ScanSource Affiliate incorporated and organized under the laws of Brazil, with offices in the City of São José dos Pinhais, State of Paraná, at Avenida Rui Barbosa, 2529, Módulos 11 and 12, Bairro Jardim Ipê, CEP: 83055-320, enrolled with the Taxpayer Register (CNPJ/MF) under No. 05.607.657/0001-35 (“ScanSource Brazil”)

SCANSOURCE DE MEXICO S. DE R.L. DE C.V., a ScanSource Affiliate incorporated in Mexico, whose registered business address is Calle 4 No. 298, Colonia Franccionamiento Industrial Alce Blanco, Naucalpan de Juarez, Estado de México 53370 (“ScanSource Mexico”)

(Collectively “Distributor”)

“Zebra” and the “Distributor” are referred to collectively as “Parties” and individually as a “Party”.

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61
WHEREAS:

(A)	The Parties entered on February 12, 2014 into an agreement that was renamed, as of April 11, 2016, to: PartnerConnect™ EVM Distribution Agreement, (as amended) (“Distribution Agreement”), which relates to Zebra Enterprise Visibility and Mobility (“EVM”) products and services, and which, as acknowledged by the Parties by entering into this Amendment, is in full force and effect and valid as when this Amendment is executed;

(B)
With the integration of Zebra’s existing channel programs into the Zebra PartnerConnect Program, Zebra has aligned certain core systems, tools and processes, and in order to provide a simplified, unified experience to Distributor, certain terms included in the Distribution Agreement must be amended as of May 1, 2017 or at a later date to be solely determined and communicated to Distributor by Zebra (the “Effective Date”);

(C)	Zebra’s Asset Identification and Tracking (“AIT”) products and services, shall continue not to be within the scope of the Distribution Agreement and shall not be within the scope of this Amendment.

THEREFORE, in consideration of the mutual covenants and promises, and subject to the terms and conditions of the Distribution Agreement and this Amendment, the Parties have agreed with the following amendments to the Distribution Agreement as of the Effective Date.

1.	Unless otherwise noted herein, all terms not herein defined shall have the meanings ascribed thereto in the Distribution Agreement. Except as expressly set forth herein, the terms and conditions of the Distribution Agreement shall remain in full force and effect provided, however, that in the event of any conflict between the provisions set forth in this Amendment and those in the Distribution Agreement, the provisions in this Amendment shall prevail.

2.	Effective on the Effective Date, Symbol assigns all of its rights and obligations under the Distribution Agreement to ZTI, an Affiliate thereof and ScanSource Brazil assigns all of its rights and obligations under the Distribution Agreement to ScanSource Brasil Distribuidora De Technologias Ltda.

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61

3.	By executing this Amendment and effective as of the Effective Date: (i) Symbol agrees to assign all of its rights and obligations under the Distribution Agreement to ZTI; (ii) ZTI agrees to become a Party to the Distribution Agreement and to this Amendment and to be bound by the obligations of Symbol thereunder; and (iii) Distributor expresses its consent to the assignment by Symbol of all of its rights and obligations under the Distribution Agreement to ZTI. Likewise, by executing this Amendment and effective as of the Effective Date: (i) ScanSource Brazil agrees to assign all of its rights and obligations under the Distribution Agreement to ScanSource Brasil Distribuidora De Technologias Ltda; (ii) ScanSource Brasil Distribuidora De Technologias Ltda agrees to become a Party to the Distribution Agreement and to this Amendment and to be bound by the obligations of ScanSource Brazil thereunder; and (iii) Symbol and ZTI express their consent to the assignment by ScanSource Brazil of all of its rights and obligations under the Distribution Agreement to ScanSource Brasil Distribuidora De Technologias Ltda.

4.
Transactions with Government. Notwithstanding anything to the contrary contained in the Distribution Agreement, all transactions with any government, governmental or regulatory entity or body, department, commission, board, agency or instrumentality of the United States of America and of any state, local or regional division thereof (hereinafter a “US Governmental Authority”) or any transaction in which a US Governmental Authority is the End User or is directly or indirectly providing funds for the transaction, whether through a prime contract or a subcontract thereunder or a grant or other transaction, shall be subject to the additional terms and conditions contained in the Transaction with Government, Sales to Government Attachment, posted at www.zebra.com/partnerconnect-tc or any equivalent website thereof.

5.	In Schedule 2 (Terms and Conditions of Sale) Under Section 1.0 (Price and Discount), Section 1.3 will be deleted in its entirety and replaced with the following:

"1.3 Changes to Product prices. In the event of a: (1) price decrease Distributor’s account shall be credited in an amount equal to the difference between the price Distributor paid for the relevant Products and the new decreased Product List Price set by Zebra, subject to verification by Zebra, for each unsold unit in Distributor inventory, in transit, or on Orders acknowledged by Zebra up until the effective date of the decrease. Units must be unused and undamaged. Such credit shall be issued to Distributor’s account with Zebra within [*****] days. Orders received by Zebra subsequent to the effective date of the price decrease, will be invoiced at the new, reduced price; (2) price increase- Zebra will provide [*****] days written notice to Distributor prior to any price increase. Firm, accepted Orders in backlog, and Orders received by Zebra prior to the effective date of the increase, will be invoiced at the original price. “

6.	In Schedule 2 (Terms and Conditions of Sale) under Section 4.0 (Shipping and Risk of Loss) Section 4.1 will be deleted in its entirety and replaced with the following:

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61
“4.1 Unless otherwise agreed in writing, shipment of Products will be FCA Origin, freight collect, with the Origin point being ZTI’s distribution center in the US (INCOTERMS 2010). Risk of loss shall pass from ZTI to Distributor upon delivery to a common carrier or Distributor’s representative at the shipping location. Distributor shall have the responsibility to pay for insurance; all claims for damage must be filed by Distributor directly with carrier; (b) absent specific instructions, ZTI will select the carrier for shipment, but by doing so, will not thereby assume any liability in connection with shipment nor shall the carrier in any way be construed to be the agent of ZTI; (c) ZTI shall not be liable for any damages or penalty for delay caused solely by transportation or failure to give notice of such delay. “

7.	In Schedule 2 (Terms and Conditions of Sale) Section 3.3 will be deleted in its entirety and replaced with the following:
“3.3 Provided Distributor complies with all Zebra’s Product return criteria as detailed in paragraph 3.2 above, full credit will be applied to Distributor’s account as follows: (A) credit will be issued toward Product purchases from Zebra in accordance with this paragraph 3.3; and (B) such credit will be applied to Distributor’s account within [*****] days following receipt and acceptance of the Product at the Zebra designated location. “

8.     The following provision will be added to the main body of the Distribution Agreement as Section 26 thereof:

“26. Personal Data.

(i) Personal data means any information relating to an identified or an identifiable natural person (“Personal Data”). An identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identification number, or to one or more factors specific to the physical, physiological, mental, economic, cultural or social identity of that person. Distributor may provide Personal Data to Zebra about its employees, its customers, End-Users and / or any other identifiable natural persons.

(ii) Zebra may collect, use, access, store, disclose, transfer, and otherwise process (collectively, “Process”) data, including Personal Data, and disclose it to its officers, Affiliates and third party service providers, only to the extent such Processing is performed for the benefit of Distributor or for the purpose of furthering the mutual business interests of both Distributor and Zebra. The limitations of the foregoing allow Zebra to Process such data for the following purposes: (1) Conduct business under this Agreement and exercise its rights and obligations thereunder and under the Program, (2) Provide and support Products that are orderable or sellable by Distributor (including improving and personalizing such Products), and (3) send communications, including promotional communications, that further the mutual business interests of Distributor and Zebra. Personal Data shall be considered as Confidential Information disclosed by Distributor and be treated in accordance with the provisions of Schedule 6 Confidentiality, of the Agreement.

(iii) Zebra’s Processing of Personal Data will comply with applicable federal, state, local and foreign laws, rules, regulations, and directives relating in any way to the privacy, confidentiality, or security of Personal

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61
Data (collectively, “Privacy Laws”). The list of the Zebra Affiliates which will be the processors of the Personal Data is available at https://www.zebra.com/us/en/about-zebra/contact-zebra.html.
(iv) Zebra may engage third party service providers to provide storage and other processing services for Zebra for the purpose of conducting business under the Agreement and the Program. providing the Products and/or Services to Distributor. Zebra shall retain only third party service providers that have agreed to comply with applicable privacy and security obligations that are substantially similar to those required by this Amendment.

(v) Zebra may transfer Personal Data to its Affiliates and / or third party service providers located in other jurisdictions which may not have data protection legislation that provides “adequate” or “equivalent” protection within the meaning of laws in Distributor’s jurisdiction, although such transfers will be protected in accordance with the privacy, and security provisions of this Amendment and applicable Privacy Laws.

(vi) Pursuant to applicable regulations, Zebra maintains reasonable technical, administrative, and physical safeguards designed to protect data, including Personal Data, against accidental or unlawful destruction, loss, alteration, or unauthorized Processing, disclosure or access (hereinafter, “Information Security Incident”).

(vii) Zebra will inform Distributor within five (5) business days of any Information Security Incident involving Distributor Personal Data. Notice will be made telephonically to Creighton Lynes at 864.286.4906 and via email to creighton.lynes@scansource.com. Zebra will promptly take all necessary and advisable corrective actions, and will cooperate fully with Distributor in all reasonable and lawful efforts to investigate and mitigate such Information Security Incident. The content of any notifications and/or publications to Distributor’s customers related to any Information Security Incident regarding Distributor Personal Data must be approved by Distributor prior to distribution to allow Zebra to comply with applicable law, which approval shall not be unreasonably withheld or delayed.

(viii) Distributor acknowledges that Zebra is reliant on Distributor for direction as to the extent to which Zebra is entitled to Process Personal Data. Subject to the limitations of this Section 26 of the Agreement and applicable law, Distributor expressly agrees that Zebra is permitted to use Personal Data to perform direct marketing activities via email, telephone, text messaging, fax or postal mail (“Marketing Communications”). If Distributor or any individual wishes to: opt out of receiving Marketing Communications at any time; request access to any Personal Data held about them; have any Personal Data held about them amended; or prevent any processing of Personal Data, Distributor acknowledges that Zebra can be contacted as specified in Zebra’s Privacy Statement, available at https://www.zebra.com/gb/en/about-zebra/company-information/compliance/information-privacy/privacy-statement.html, and Zebra agrees to comply with such legitimate requests.

(ix) By way of agreeing to the Agreement, Distributor, on its own behalf and on behalf of the persons Zebra deals with at Distributor’s organization, expressly consents to receive from Zebra and its contractors, agents and representatives, written material including Program-related information and commercial and promotional marketing and sales information, via electronic messaging such as email, texting, instant messaging and any other form of electronic transmission (collectively, “Electronic Communications”). Distributor may withdraw its consent to receive the Electronic Communications at any time by contacting

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61
Zebra at http://www.zebra.com/id/zebra/na/en/index/about_zebra/our_company/compliance/privacy_statement.html, or an equivalent thereof, and Zebra agrees to comply with such requests to withdraw consent.

(x) Notwithstanding Distributor’s right to opt-out from receiving Marketing Communications and Electronic Communications and to request the return or destruction of Personal Data as specified in Sub Sections (vii), (ix) and (xiii) herein, Distributor may not refuse Zebra’s communications related to Program Elements’ changes or modifications, whether such communications are made by utilizing Personal Data or not.

(xi) Distributor represents, warrants and undertakes to Zebra that Distributor complies with any applicable laws and has provided any and all necessary notices to, and obtained any and all requisite privacy consents from relevant individuals necessary to permit the activities referred to above.

(xii) Distributor acknowledges that Zebra is reliant on Distributor for direction as to the extent to which Zebra is entitled to Process the Personal Data. Consequently, Zebra will not be liable for any claim brought by Distributor or any third party arising from any action or omission by Zebra, to the extent that such action or omission resulted directly from Distributor's instructions.

(xiii) Upon Distributor’s request, Zebra will return to Distributor, or at Distributor’s request, securely destroy, any Personal Data in Zebra’s possession, custody or control.

9.	This Amendment and any amendments of addenda thereto may be executed in two or more of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile copy or computer image, such as a PDF or tiff image, of a signature shall be treated as and shall have the same effect as an original signature. In addition, a true and correct facsimile copy or computer image of this Amendment and any amendments or addenda thereto shall be treated as and shall have the same effect as an original signed copy of this document.

IN WITNESS HEREOF, the Parties have executed this Amendment under hand on the date first above written.

SYMBOL TECHNOLOGIES, LLC            SCANSOURCE, INC.

By: /s/ Thomas E. Sheahen                By: /s/ Brenda McCurry

Name: Thomas E. Sheahen                Name: Brenda McCurry

Title: VP N.A. Channel Sales                Title: VP Merchandising

Date: May 2, 2017                    Date: May 1, 2017

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61

ZEBRA TECHNOLOGIES INTERNATIONAL, LLC    SCANSOURCE LATIN AMERICA, INC.

By: /s/ Thomas E. Sheahen                By: /s/ Gerald Lyons

Name: Thomas E. Sheahen                Name: Gerald Lyons

Title: VP N.A. Channel Sales                Title: Director

Date: May 2, 2017                    Date: May 1, 2017

ZEBRA TECHNOLOGIES DO BRASIL            SCANSOURCE DE MEXICO S. DE R.L.
- COMÉRCIO DE PRODUTOS DE             DE C.V.
INFORMÁTICA LTDA.

By: /s/ Roberto Mota                    By: /s/ Gerald Lyons

Name: Roberto Mota                    Name: Gerald Lyons

Title: Director                        Title: Board of Managers

Date: May 4, 2017                    Date: May 1, 2017

SCANSOURCE BRASIL DISTRIBUIDORA         CDC BRASIL DISTRIBUIDORA DE
DE TECHNOLOGIAS LTDA. ESPECIAIS LTDA.    TECNOLOGIAS

By: /s/ Gerald Lyons                    By: /s/ Gerald Lyons

Name: Gerald Lyons                    Name: Gerald Lyons

Title: Advisory Board                    Title: Advisory Board

Date: May 1, 2017                    Date: May 1, 2017

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017

Exhibit 10.61

Amendment to EVM PartnerConnect™ Zebra- ScanSource Distribution Agreement
©2017 ZIH Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.
Rev. January 2017